Exhibit 99.1

Cision Ltd. Announces Pricing of Secondary Offering

CHICAGO, Sept. 12, 2018 /PRNewswire/ — Cision Ltd. (NYSE: CISN) today announced the pricing of an underwritten public offering of 12,000,000 ordinary shares by certain selling shareholders at a public offering price of $16.00 per share. The offering is expected to close on September 17, 2018, subject to customary closing conditions. In addition, the selling shareholders have granted a 30-day option to the underwriters to purchase up to an additional 1,800,000 ordinary shares at the public offering price less the underwriting discount. Cision is not selling any ordinary shares in the offering and will not receive any proceeds from the offering by the selling shareholders.

Deutsche Bank Securities, Citigroup and Goldman Sachs & Co. LLC are acting as lead book-running managers of the offering. Additional joint book-running managers are Baird, BMO Capital Markets, RBC Capital Markets and SunTrust Robinson Humphrey. Cowen, William Blair, CJS Securities and LUMA Securities are acting as co-managers of the offering.

A registration statement on Form S-3 (including a prospectus) relating to these securities was filed with and declared effective by the Securities and Exchange Commission (the "SEC"). The offering of these securities is being made solely by means of a prospectus supplement and the accompanying prospectus. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained by contacting: Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, by telephone at 800-503-4611 or by email at prospectus.cpdg@db.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146; or Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements with respect to the public offering, which are subject to substantial risks, uncertainties and assumptions, including but not limited to the closing of the public offering. You should not place reliance on these statements. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that Cision and its management have made in light of perceptions of expected future developments and other factors Cision and its management believe are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect Cision's actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others, risks and uncertainties related to the capital markets, the satisfaction of customary closing conditions related to the public offering and other factors set forth in Cision's filings with the SEC, including those factors identified under the heading "Risk Factors" in Cision's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018. All forward-looking statements attributable to Cision or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Cision undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Jack Pearlstein

Chief Financial Officer

Jack.Pearlstein@cision.com

Media Contact:

Nick Bell

Vice President, Marketing Communications and Content

CisionPR@cision.com